UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2008
                                ----------------

                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                           0-51584                  04-3510455
-----------------------------      ------------------         ----------------
(State or Other Jurisdiction)        (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


24 North Street, Pittsfield, Massachusetts                          01201
------------------------------------------                          -----
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (413) 443-5601
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events
           ------------

     On November 7, 2008, the underwriters fully exercised their over-allotment option granted during the Company's sale of 1.5 million shares of common stock completed on October 14, 2008. The Company issued 225,000 shares pursuant to the exercise of the over-allotment option, at a price of $24 per share. The Company received net proceeds of approximately $5.1 million, net of a 6% underwriting discount.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      Berkshire Hills Bancorp, Inc.



Date:  November 7, 2008               By: /s/ Kevin P. Riley
                                          ------------------------------------
                                          Kevin P. Riley,
                                          Executive Vice President and Chief
                                          Financial Officer